SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	April 27, 2006
W.W. Grainger, Inc.
(Exact Name of Registrant as Specified in its Charter)
Illinois
(State or Other Jurisdiction of Incorporation)
1-5684	36-1150280
(Commission File Number)	(I.R.S. Employer Identification No.)
100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)
(847) 535-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On April 27, 2006, the Company’s Board of Directors elected James T. Ryan, age 47, as President of the Company effective on that date. Mr. Ryan was previously Group President of the Company, a position he had occupied since April 2004. Before assuming the Group President position, he was the Company’s Executive Vice President, Marketing, Sales and Service, a position to which he was first elected in April 2002, and Executive Vice President, Marketing and Sales, a position to which he was first elected in June 2001. Since joining the Company in 1980, Mr. Ryan has served Grainger in increasingly responsible roles, including President, grainger.com and President, Grainger Parts. A copy of the Company’s press release announcing Mr. Ryan’s election is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Document Description
99	Press release issued by the Company on April 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2006

W.W. GRAINGER, INC.

By:	/s/ P.O. Loux
P. O. Loux
Senior Vice President, Finance
and Chief Financial Officer

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